Exhibit 3.1

Certified Copy

January 28, 2014

Job Number:	C201040128-3548
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140063637-22	Stock Split	1 Pages/1 Copies

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

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Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

LIVEDEAL, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

10,000,000 shares of common stock, par value $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change.

30,000,000 shares of common stock, par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange of each issued share of the same class or series:

Each share of common stock issued and outstanding will be increased at a ratio of 3-for-1, such that every share issued and outstanding on February 3, 2014 shall be exchanged for three shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

There will be no fractional shares resulting from this change.

7. Effective date and time of filing: (optional)        Date: February 11, 2014           Time: 4:01pm EST/1:01pm PST

8. Signature: (required)

/s/ Jon Isaac                                       CEO

Signature of Officer                           Title

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